Exhibit 10(a)

AMENDMENT TO THE NORWEST CORPORATION
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

      The Norwest Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is amended effective January 1, 2004 as follows:

      1.     The third sentence in paragraph 5(b) of the Plan is amended to read in full as follows:

      “A participant’s election to defer is irrevocable, except as provided hereinafter in paragraphs 5(d), 7(b) and 7(c).”

      2.     Paragraph 7(b) of the Plan is amended by the addition of the following sentences to the end thereof to read in full as follows:

      ” Notwithstanding the foregoing, a participant, while still a member of the Board, may elect one time to defer commencement of payment of a Deferred Cash Account until March 1 of any year so long as the new payment commencement date (i.e., March 1 of the year so elected) is at least 36 months beyond the original March 1 payment commencement date. To be effective, the election must be made by the participant at least 12 months prior to the original March 1 payment commencement date. A new payment commencement election shall not change the form of payment (lump sum or installments) originally elected by the participant.”

      3.     Paragraph 7(c) of the Plan is amended by the addition of the following sentences to the end thereof to read in full as follows:

      ” Notwithstanding the foregoing, a participant, while still a member of the Board, may elect one time to defer commencement of payment of a Phantom Stock Account until March 1 of any year so long as the new payment commencement date (i.e., March 1 of the year so elected) is at least 36 months beyond the original March 1 payment commencement date. To be effective, the election must be made by the participant at least 12 months prior to the original March 1 payment commencement date. Such an election shall also apply to amounts credited to a participant’s Deferred Cash Account as a result of a subsequent election by the participant under paragraph 5(d). A new payment commencement election shall not change the form of payment (lump sum or installments) originally elected by the participant.”

      4.     The Plan is amended by the addition of new paragraph 13 to read in full as follows:

               13.     Severability. If any provision of the Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if legislative, Internal Revenue

Service, Department of Labor, court or other action could in the opinion of the Plan Administrator cause a provision to be interpreted so as to cause participants in the Plan to be in constructive receipt of amounts in their Deferred Cash or Phantom Stock Accounts for U.S. federal income tax purposes, the Plan shall be construed and enforced as if the provision had not been included in the Plan.